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KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   NEWS
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Public & Investor Relations, Corporate & Marketing Communications


FOR:     SIMON WORLDWIDE, INC.

CONTACT: Todd Fromer/Erika Levy
         KCSA Worldwide
         212-682-6300 ext.215/208
         tfromer@kcsa.com/elevy@kcsa.com

                                                           FOR IMMEDIATE RELEASE

     SIMON WORLDWIDE, INC. ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER

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               Allan I. Brown Resigns Under Negotiated Agreement

WAKEFIELD, MA, MARCH 25, 2002--SIMON WORLDWIDE, INC. (NASDAQ: SWWI), announced today that Allan I. Brown has resigned from his position as Chief Executive Officer of Simon Worldwide and Simon Marketing, Inc., a wholly-owned subsidiary of Simon Worldwide, effective March 18, 2002. In accordance with the terms of a Termination, Severance and General Release Agreement, Mr. Brown will remain on the Company's Board of Directors and will provide consulting services to the Company for a period of six months.

     Simon Worldwide will continue operations under the management of an Executive Committee of the Board of Directors consisting of J. Anthony Kouba and George G. Golleher, in consultation with outside financial, accounting, legal and other advisors. The Company noted that as a result of its agreement with Mr. Brown, a pre-tax charge of $4.6 million has been recorded for the fourth quarter of 2001. The charge relates principally to the forgiveness of loans to Mr. Brown, a lump-sum severance payment and the write-off of an asset associated with an insurance policy that insured the life of Mr. Brown.


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This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in Exhibit 99.1 to the Company's Third Quarter 2001 Report on Form 10-Q. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.



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New York, NY 10017      Fax 212 697 0910        www.kcsa.com